CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated December 19, 2012 for the Epiphany Funds (the “Funds”), which includes the Dana Large Cap Core Fund, and to all references to our firm included in or made a part of this Post-Effective Amendment No. 132 under the Securities Act of 1933 and Amendment No. 133 under the Investment Company Act of 1940 to Epiphany Fund’s Registration Statement on Form N-1A (File Nos. 811-21962 and 333-138045).

Abington, Pennsylvania

October 28, 2013